Exhibit 99.1

CAPITAL ONE FINANCIAL CORPORATION (COF)

FINANCIAL & STATISTICAL SUMMARY REPORTED BASIS

(in millions, except per share data and as noted)	2006 Q4	2006 Q3(11)	2006 Q2	2006 Q1	2005 Q4
Earnings (Reported Basis)
Net Interest Income	$1,401.2	$1,294.5	$1,197.1	$1,206.9	$1,037.0
Non-Interest Income	1,667.2 (2)	1,761.4 (2)	1,709.9 (2)	1,858.3	1,665.5 (1)

Total Revenue(4)	3,068.4	3,055.9	2,907.0	3,065.2 (3)	2,702.5
Provision for Loan Losses	513.2	430.6	362.4	170.3 (3)	565.7
Marketing Expenses	395.7	368.5	356.7	323.8	447.4
Operating Expenses	1,590.5	1,358.1	1,324.2	1,249.7	1,241.7 (5)

Income Before Taxes	569.0	898.7	863.7	1,321.4	447.7
Tax Rate(6)	31.3%	34.6%	36.0%	33.2%	37.3%
Net Income	$390.7	$587.8	$552.6	$883.3	$280.3

Common Share Statistics
Basic EPS	$1.16	$1.95	$1.84	$2.95	$1.01
Diluted EPS	$1.14	$1.89	$1.78	$2.86	$0.97
Dividends Per Share	$0.03	$0.03	$0.03	$0.03	$0.03
Book Value Per Share (period end)	$61.56	$54.79	$52.31	$50.06	$46.97
Stock Price Per Share (period end)	$76.82	$78.66	$85.45	$80.52	$86.40
Total Market Capitalization (period end)	$31,488.5	$23,944.1	$25,968.3	$24,397.6	$25,989.1
Shares Outstanding (period end)	409.9	304.4	303.9	303.0	300.8
Shares Used to Compute Basic EPS	336.5	301.6	300.8	299.3	278.8
Shares Used to Compute Diluted EPS	343.8	310.4	310.0	309.1	287.7

Reported Balance Sheet Statistics (period avg.)
Average Loans Held for Investment	$74,738	$62,429	$58,833	$58,142	$48,701
Average Earning Assets(7)	$99,416	$81,311	$79,266	$78,332	$66,780
Average Assets	$113,890	$92,295	$89,644	$88,895	$74,443
Average Interest Bearing Deposits	$53,735	$42,984	$42,797	$43,357	$34,738
Average Non-Interest Bearing Deposits	$6,647	$4,212	$4,412	$4,514	$2,356
Average Equity	$18,311	$16,310	$15,581	$14,612	$12,528
Return on Average Assets (ROA)	1.37%	2.55%	2.47%	3.97%	1.51%
Return on Average Equity (ROE)	8.53%	14.42%	14.19%	24.18%	8.95%

Reported Balance Sheet Statistics (period end)
Loans Held for Investment	$96,512	$63,612	$60,603	$58,119	$59,848
Total Assets	$149,996	$94,907	$89,530	$89,273	$88,701
Held for Investment Loan Growth Q Over Q	$32,900	$3,009	$2,484	$(1,729)	$20,996
% Held for Investment Loan Growth Y Over Y	61%	64%	57%	53%	57%

Revenue & Expense Statistics (Reported)
Net Interest Income Growth (annualized)	33%	33%	(3)%	66%	56%
Non Interest Income Growth (annualized)	(21)%	12%	(32)%	46%	18%
Revenue Growth (annualized)	2%	20%	(21)%	54%	32%
Net Interest Margin	5.64%	6.37%	6.04%	6.16%	6.21%
Revenue Margin	12.35%	15.03%	14.67%	15.65%	16.19%
Risk Adjusted Margin (10)	10.56%	13.22%	13.18%	14.12%	13.49%
Operating Expense as a % of Revenues	51.83%	44.44%	45.55%	40.77%	45.95%
Operating Expense as a % of Avg Loans (annualized)	8.51%	8.70%	9.00%	8.60%	10.20%

Asset Quality Statistics (Reported)
Allowance	$2,180	$1,840	$1,765	$1,675	$1,790
30+ Day Delinquencies	$2,648	$2,060	$1,772	$1,559	$1,879
Net Charge-Offs	$443	$369	$296	$301	$451
Allowance as a % of Reported Loans	2.26%	2.89%	2.91%	2.88%	2.99%
Delinquency Rate (30+ days)	2.74%	3.24%	2.92%	2.68%	3.14%
Net Charge-Off Rate	2.37%	2.36%	2.01%	2.07%	3.70%

CAPITAL ONE FINANCIAL CORPORATION (COF)

FINANCIAL & STATISTICAL SUMMARY MANAGED BASIS (*)

(in millions)	2006 Q4	2006 Q3(11)	2006 Q2	2006 Q1	2005 Q4
Earnings (Managed Basis)
Net Interest Income	$2,347.3	$2,217.8	$2,140.8	$2,235.0	$2,075.2
Non-Interest Income	1,206.0 (2)	1,275.4 (2)	1,199.4 (2)	1,222.2	1,243.4 (1)

Total Revenue(4)	3,553.3	3,493.2	3,340.2	3,457.2 (3)	3,318.6
Provision for Loan Losses	998.1	867.9	795.6	562.3 (3)	1,181.8
Marketing Expenses	395.7	368.5	356.7	323.8	447.4
Operating Expenses	1,590.5	1,358.1	1,324.2	1,249.7	1,241.7 (5)

Income Before Taxes	569.0	898.7	863.7	1,321.4	447.7
Tax Rate(6)	31.3%	34.6%	36.0%	33.2%	37.3%
Net Income	$390.7	$587.8	$552.6	$883.3	$280.3

Managed Balance Sheet Statistics (period avg.)
Average Loans Held for Investment	$123,902	$110,512	$106,090	$104,610	$94,241
Average Earning Assets(7)	$146,680	$127,616	$124,307	$122,587	$110,253
Average Assets	$162,396	$139,833	$136,351	$134,797	$119,406
Return on Average Assets (ROA)	0.96%	1.68%	1.62%	2.62%	0.94%

Managed Balance Sheet Statistics (period end)
Loans Held for Investment	$146,151	$112,239	$108,433	$103,907	$105,527
Total Assets	$198,902	$142,977	$136,819	$134,530	$133,786
Held for Investment Loan Growth Q Over Q	$33,912	$3,806	$4,526	$(1,620)	$20,759
% Held for Investment Loan Growth Y over Y	38%	32%	31%	27%	32%
Tangible Assets (8)	$184,007	$138,673	$132,527	$130,211	$129,484
Tangible Capital (9)	$11,964	$13,514	$12,094	$11,016	$9,994
Tangible Capital to Tangible Assets Ratio	6.50%	9.75%	9.13%	8.46%	7.72%
% Off-Balance Sheet Securitizations	34%	43%	44%	44%	43%

Revenue & Expense Statistics (Managed)
Net Interest Income Growth (annualized)	23%	14%	(17)%	31%	30%
Non Interest Income Growth (annualized)	(22)%	25%	(7)%	(7)%	52%
Revenue Growth (annualized)	7%	18%	(14)%	17%	38%
Net Interest Margin	6.40%	6.95%	6.89%	7.29%	7.53%
Revenue Margin	9.69%	10.95%	10.75%	11.28%	12.04%
Risk Adjusted Margin (10)	7.16%	8.42%	8.40%	9.02%	8.17%
Operating Expense as a % of Revenues	44.76%	38.88%	39.64%	36.15%	37.42%
Operating Expense as a % of Avg Loans (annualized)	5.13%	4.92%	4.99%	4.78%	5.27%

Asset Quality Statistics (Managed)
30+ Day Delinquencies	$4,414	$3,693	$3,306	$3,039	$3,424
Net Charge-Offs	$927	$806	$729	$693	$1,067
Delinquency Rate (30+ days)	3.02%	3.29%	3.05%	2.92%	3.24%
Net Charge-Off Rate	2.99%	2.92%	2.75%	2.65%	4.53%
(*)	The information in this statistical summary reflects the adjustment to add back the effect of securitization transactions qualifying as sales under generally accepted accounting principles. See accompanying schedule - “Reconciliation to GAAP Financial Measures”.

CAPITAL ONE FINANCIAL CORPORATION (COF)

FINANCIAL & STATISTICAL SUMMARY NOTES

(1)	Includes a $34 million gain from the sale of previously purchased charged-off loan portfolios.

(2)	Includes a $20.5 million gain in Q2 2006 as a result of the MasterCard, Inc. initial public offering and losses of $20.8 million in Q2 2006, $9.4 million in Q3 2006 and $19.9 million in Q4 2006 related to the derivative entered into in April 2006 to mitigate certain exposures we faced as a result of our acquisition of North Fork.

(3)	Includes the impact of the sale of charged-off loans resulting in an increase of $76.8 million on reported basis and $66.4 million on managed basis, respectively, to various revenue line items, the majority of which was recorded to other non-interest income and a reduction of $7 million on reported basis and $17.4 million on managed basis, respectively, to the provision for loan losses through an increase in recoveries for the sale of charged-off loans originated by the Company.

(4)	In accordance with the Company’s finance charge and fee revenue recognition policy, the amounts billed to customers but not recognized as revenue were as follows: Q4 2006 - $248.3, Q3 2006 - $226.3, Q2 2006 - $215.0, Q1 2006 - $170.9 and Q4 2005 - $227.9.

(5)	Includes a $28.2 million impairment charge related to our insurance business in Global Financial Services and a $20.6 million prepayment penalty for the refinancing of the McLean Headquarters facility.

(6)	Includes resolution of IRS tax issues resulting in reduction of tax expense as follows: Q4 2006 - $28.8 million, Q3 2006 - $18.7 million, Q2 - $10.7 million and Q1 - $34.9 million.

(7)	Prior quarter data has been updated to include Average Mortgage Loans Held for Sale.

(8)	Includes managed assets less intangible assets.

(9)	Includes stockholders’ equity and preferred interests less intangible assets. Tangible Capital on a reported and managed basis is the same.

(10)	Risk adjusted margin is total revenue less net charge-offs as a percentage of average earning assets.

(11)	Subsequent to the Company’s Form 8-K filing dated October 18, 2006, two balances on the Balance Sheet have been adjusted. Interest-bearing deposits at other banks and Non-interest bearing deposits have been revised, as well as the related metrics impacted by the decrease in earning assets. This adjustment, reflected in the Form 10-Q, increased reported and managed return on assets, net interest margin, revenue margin and net interest spread.

CAPITAL ONE FINANCIAL CORPORATION (COF)

IMPACT OF NORTH FORK BANCORPORATION (NFB) ACQUISITION

	Q4 2006				2006
(in millions, except per share data and as noted)	COF	NFB (1)	Adjustments (2)	COF w/out NFB	COF	NFB (1)	Adjustments (2)	COF w/out NFB
Earnings (Reported Basis)
Total Revenue	$3,068.4	$160.1	$(61.0)	$2,969.3	$12,096.4	$160.1	$(104.4)	$12,040.7
Provision for Loan Losses	513.2	3.5	—	509.7	1,476.4	3.5	—	$1,472.9
Total Non-interest Expense	1,986.2	98.9	3.9	1,883.4	6,967.2	98.9	4.9	$6,863.4
Net Income	$390.7	$37.5	$(42.8)	$396.0	$2,414.5	$37.5	$(72.2)	$2,449.2

Common Share Statistics
Diluted EPS	$1.14			$1.28	$7.62			$7.94
Shares Used to Compute Diluted EPS	343.8			309.7	317.0			308.4

Reported Balance Sheet Statistics (period end)
Liquidity Portfolio (3)	$27,967	$13,554	$14	$14,399	$27,967	$13,554	$14	$14,399
Loans Held for Investment	$96,512	$31,741		$64,771	$96,512	$31,741		$64,771
Less: Allowance for loan losses	$(2,180)	$(222)		$(1,958)	$(2,180)	$(222)		$(1,958)

Net Loans Held for Investment	$94,332	$31,519		$62,813	$94,332	$31,519		$62,813
Goodwill	$13,635	$9,714		$3,921	$13,635	$9,714		$3,921
Core deposit intangible	$1,318	$938		$380	$1,318	$938		$380
Total Assets	$149,996	$58,744	$347	$90,905	$149,996	$58,744	$347	$90,905
Deposits (4)	$85,771	$38,544		$47,227	$85,771	$38,544		$47,227
Debt (5)	$33,982	$4,878	$5,528	$23,576	$33,982	$4,878	$5,528	$23,576

Return on Average Assets (ROA) (period avg.)
ROA (Reported)	1.37%			1.69%	2.51%			2.69%
ROA (Managed)	0.96%			1.11%	1.69%			1.77%

Managed Balance Sheet Statistics (period end)
Loans Held for Investment	$146,151	$31,741		$114,410	$146,151	$31,741		$114,410

Revenue & Expense Statistics
Revenue Margin (Reported)	12.35%			14.16%	14.31%			14.94%
Revenue Margin (Managed)	9.69%			10.54%	10.63%			10.91%

Asset Quality Statistics
Delinquency Rate (30+ days) (Reported)	2.74%			3.77%	2.74%			3.77%
Delinquency Rate (30+ days) (Managed)	3.02%			3.68%	3.02%			3.68%
Net Charge-Off Rate (Reported)	2.37%			2.72%	2.21%			2.30%
Net Charge-Off Rate (Managed)	2.99%			3.25%	2.84%			2.90%

(1)	Includes the stand alone assets and liabilities of North Fork as of December 31, 2006, and the stand alone income and expenses of North Fork for the period December 1, 2006 through December 31,2006. These results include the impact of core deposit amortization and exclude the gain on sale of mortgage loans that were marked to market as a result of the acquisition.

(2)	Income statement adjustments include interest expense on debt issued partially offset by income on the related liquidity portfolio, swaption expense, and North Fork integration charges. Balance sheet adjustments include assets and liabilities held by the parent of North Fork at acquisition and additional debt incurred to finance the acquisition.

(3)	Includes federal funds sold and resale agreements, interest-bearing deposits at other banks, securities available for sale and mortgage loans held for sale.

(4)	Includes non-interest bearing and interest-bearing deposits.

(5)	Includes senior and subordinated notes and other borrowings.

CAPITAL ONE FINANCIAL CORPORATION (COF)

SEGMENT FINANCIAL & STATISTICAL SUMMARY - MANAGED BASIS (1)

(in thousands)	2006 Q4	2006 Q3	2006 Q2	2006 Q1	2005 Q4
Segment Statistics
US Card:
Interest Income	$1,795,345	$1,734,459	$1,628,144	$1,714,559	$1,665,450
Interest Expense	600,821	554,708	507,722	493,458	481,656

Net interest income	$1,194,524	$1,179,751	$1,120,422	$1,221,101	$1,183,794
Non-interest income	795,881	881,304	803,083	775,413	844,286
Provision for loan losses	554,698	451,782	413,701	224,438	767,103
Non-interest expenses	916,963	899,062	860,874	844,729	892,521
Income tax provision (benefit)	181,561	248,574	227,125	324,573	131,415

Net income (loss)	$337,183	$461,637	$421,805	$602,774	$237,041

Loans Held for Investment	$53,623,680	$51,127,654	$48,736,483	$47,142,650	$49,463,522
Average loans Held for Investment	$51,686,135	$50,131,562	$47,856,045	$48,217,926	$46,857,527
Loan Yield	13.89%	13.84%	13.61%	14.22%	14.22%
Net charge-off rate	3.82%	3.39%	3.29%	2.93%	5.70%
Delinquency Rate (30+ days)	3.74%	3.53%	3.30%	3.31%	3.44%
Core Deposits (5)	—	131,772	131,772	138,722	N/A
Total Deposits	—	131,772	131,772	138,722	N/A
Purchase Volume (2)	$22,782,451	$21,450,024	$20,878,732	$18,015,669	$21,209,357
Number of Accounts (000s)	37,630	37,483	37,199	37,258	37,645

Auto Finance:
Interest Income	$610,381	$591,711	$563,734	$536,657	$465,124
Interest Expense	242,311	227,053	207,497	187,827	151,100

Net interest income	$368,070	$364,658	$356,237	$348,830	$314,024
Non-interest income	(2,970)	4,846	13,839	391	(1,358)
Provision for loan losses	151,171	161,145	74,714	107,805	161,651
Non-interest expenses	162,022	154,014	149,115	134,655	138,412
Income tax provision (benefit)	18,167	19,021	51,186	37,366	4,512

Net income (loss)	$33,740	$35,324	$95,061	$69,395	$8,091

Loans Held for Investment	$21,751,827	$21,158,797	$20,558,455	$19,848,190	$16,372,019
Average loans Held for Investment	$21,498,205	$20,812,533	$20,187,631	$19,440,128	$16,095,793
Loan Yield	11.36%	11.37%	11.17%	11.04%	11.56%
Net charge-off rate	2.85%	2.34%	1.54%	2.35%	3.32%
Delinquency Rate (30+ days)	6.35%	5.18%	4.55%	3.57%	5.71%
Core Deposits (5)	6,061	5,818	7,200	9,586	N/A
Total Deposits	6,061	5,818	7,200	9,586	N/A
Auto Loan Originations (3)	$3,078,877	$3,158,481	$3,107,409	$2,940,540	$2,563,372
Number of Accounts (000s)	1,589	1,558	1,525	1,480	1,438

Global Financial Services:
Interest Income	$793,400	$768,262	$725,256	$692,246	$681,624
Interest Expense	319,974	307,518	279,804	253,997	249,289

Net interest income	$473,426	$460,744	$445,452	$438,249	$432,335
Non-interest income	295,216	311,439	297,080	283,352	250,349
Provision for loan losses	304,968	249,448	296,614	217,365	263,664
Non-interest expenses	455,538	358,806	365,149	330,172	410,670
Income tax provision (benefit)	6,040	56,771	29,614	60,520	1,299

Net income (loss)	$2,096	$107,158	$51,155	$113,544	$7,051

Loans Held for Investment	$26,983,673	$26,623,519	$25,935,716	$23,732,515	$23,386,490
Average loans Held for Investment	$26,697,140	$26,364,992	$24,910,879	$23,668,326	$23,129,203
Loan Yield (4)	11.80%	11.58%	11.58%	11.64%	11.74%
Net charge-off rate	3.89%	3.70%	3.90%	3.63%	4.33%
Delinquency Rate (30+ days)	2.97%	2.86%	2.82%	2.90%	2.83%
Core Deposits (5)	—	12	12	13	N/A
Total Deposits	2,377,841	2,324,351	2,295,707	2,269,358	N/A
Number of Accounts (000s)	10,155	10,135	10,130	10,013	9,928

(1)	The information in this statistical summary reflects the adjustment to add back the effect of securitization transactions qualifying as sales under generally accepted accounting principles. See accompanying schedule - “Reconciliation to GAAP Financial Measures”.
(2)	Includes all purchase transactions net of returns and excludes cash advance transactions.
(3)	Includes all organic auto loan originations and excludes auto loans added through acquisitions.
(4)	Excludes “GFS - Home Loans Originations” and “GFS - Settlement Services” from Other Interest Income.
(5)	Includes domestic non-interest bearing deposits, NOW accounts, money market deposit accounts, savings accounts, certificates of deposit of less than $100,000 and other consumer time deposits.

CAPITAL ONE FINANCIAL CORPORATION (COF)

SEGMENT FINANCIAL & STATISTICAL SUMMARY - MANAGED BASIS (1) CONTINUED

(in thousands)	2006 Q4	2006 Q3	2006 Q2	2006 Q1	2005 Q4
Segment Statistics
Banking:
Interest Income	$721,102	$719,207	$682,679	$650,985
Interest Expense	476,523	461,009	433,451	406,061

Net interest income	$244,579	$258,198	$249,228	$244,924
Non-interest income	112,021	115,526	114,039	104,485
Provision for loan losses	(21,549)	5,495	6,632	9,821
Non-interest expenses	307,810	297,080	289,996	272,987
Income tax provision (benefit)	24,619	24,902	23,324	23,310

Net income (loss)	$45,720	$46,247	$43,315	$43,291

Loans Held for Investment	$12,145,533	$13,326,088	$13,189,112	$13,169,792
Average loans Held for Investment	$13,330,876	$13,171,414	$13,115,534	$13,283,515
Loan Yield	7.98%	8.02%	7.63%	7.38%
Net charge-off rate	0.40%	0.48%	0.45%	0.38%
Delinquency Rate (30+ days)	0.31%	0.36%	0.38%	0.75%
Core Deposits(2)	27,071,324	26,997,345	27,857,265	27,996,290
Total Deposits	35,334,610	35,163,849	35,281,970	35,396,221
Number of Active ATMs	661	623	586	542
Number of locations(3)	358	342	325	317

Other:(4)
Net interest income	$66,657	$(45,529)	$(30,510)	$(18,134)	$145,043
Non-interest income	5,906	(37,706)	(28,709)	58,553	150,153
Provision for loan losses	8,840	27	3,950	2,877	(10,631)
Non-interest expenses	143,855	17,667	15,763	(9,064)	247,583
Income tax provision (benefit)	(52,121)	(38,402)	(20,183)	(7,729)	30,109

Net income (loss)	$(28,011)	$(62,527)	$(58,749)	$54,335	$28,135

Loans Held for Investment	$31,646,555	$2,488	$13,673	$13,629	$16,305,460
Core Deposits (2)	42,819,710	7,301,435	5,889,261	5,990,673	N/A
Total Deposits	48,052,380	9,987,360	9,470,164	9,985,600	N/A

Total:
Interest Income	$3,931,054	$3,595,874	$3,414,411	$3,436,829	$3,175,960
Interest Expense	$1,583,798	1,378,052	1,273,582	1,201,859	1,100,764

Net interest income	$2,347,256	$2,217,822	$2,140,829	$2,234,970	$2,075,196
Non-interest income	1,206,054	1,275,409	1,199,332	1,222,194	1,243,430
Provision for loan losses	998,128	867,897	795,611	562,306	1,181,787
Non-interest expenses	1,986,188	1,726,629	1,680,897	1,573,479	1,689,186
Income tax provision (benefit)	178,266	310,866	311,066	438,040	167,335

Net income (loss)	$390,728	$587,839	$552,587	$883,339	$280,318

Loans Held for Investment	$146,151,268	$112,238,546	$108,433,439	$103,906,776	$105,527,491
Core Deposits(2)	69,897,095	34,436,382	33,885,510	34,135,284	N/A
Total Deposits	85,770,892	47,613,150	47,186,813	47,779,465	N/A

(1)	The information in this statistical summary reflects the adjustment to add back the effect of securitization transactions qualifying as sales under generally accepted accounting principles. See accompanying schedule - “Reconciliation to GAAP Financial Measures”.
(2)	Includes domestic non-interest bearing deposits, NOW accounts, money market deposit accounts, savings accounts, certificates of deposit of less than $100,000 and other consumer time deposits.
(3)	Q4: Number of locations includes 344 branches and 14 other customer centers and excludes 7 branches that remain closed due to hurricane damage. Q3: Number of locations includes 329 branches and 13 other customer centers and excludes 7 branches that remain closed due to hurricane damage. Q2: Number of locations includes 312 branches and 13 other customer centers and excludes 16 branches that remain closed due to hurricane damage. Q1: Number of locations includes 303 branches and 14 other customer centers and excludes 18 branches that remain closed due to hurricane damage.
(4)	Q4 2005 includes the acquisition of Hibernia and Q4 2006 includes the acquisition of North Fork.

CAPITAL ONE FINANCIAL CORPORATION

Reconciliation to GAAP Financial Measures

For the Three Months Ended December 31, 2006

(dollars in thousands)(unaudited)

The Company’s consolidated financial statements prepared in accordance with generally accepted accounting principles (“GAAP”) are referred to as its “reported” financial statements. Loans included in securitization transactions which qualified as sales under GAAP have been removed from the Company’s “reported” balance sheet. However, servicing fees, finance charges, and other fees, net of charge-offs, and interest paid to investors of securitizations are recognized as servicing and securitizations income on the “reported” income statement.

The Company’s “managed” consolidated financial statements reflect adjustments made related to effects of securitization transactions qualifying as sales under GAAP. The Company generates earnings from its “managed” loan portfolio which includes both the on-balance sheet loans and off-balance sheet loans. The Company’s “managed” income statement takes the components of the servicing and securitizations income generated from the securitized portfolio and distributes the revenue and expense to appropriate income statement line items from which it originated. For this reason the Company believes the “managed” consolidated financial statements and related managed metrics to be useful to stakeholders.

	Total Reported	Adjustments(1)	Total Managed(2)
Income Statement Measures
Net interest income	$1,401,156	$946,100	$2,347,256
Non-interest income	$1,667,183	$(461,129)	$1,206,054
Total revenue	$3,068,339	$484,971	$3,553,310
Provision for loan losses	$513,157	$484,971	$998,128
Net charge-offs	$442,521	$484,971	$927,492

Balance Sheet Measures
Loans Held for Investment	$96,512,139	$49,639,129	$146,151,268
Total assets	$149,995,737	$48,905,780	$198,901,517
Average loans Held for Investment	$74,737,753	$49,164,207	$123,901,960
Average earning assets	$99,415,904	$47,264,449	$146,680,353
Average total assets	$113,889,864	$48,506,384	$162,396,248
Delinquencies	$2,648,403	$1,765,642	$4,414,045
(1)	Income statement adjustments reclassify the net of finance charges of $1,422.4 million, past-due fees of $216.1 million, and interest expense of $692.4 million; and net charge-offs of $485.0 million from Non-interest income to Net interest income and Provision for loan losses, respectively.
(2)	The managed loan portfolio does not include auto loans which have been sold in whole loan sale transactions where the Company has retained servicing rights.

CAPITAL ONE FINANCIAL CORPORATION

Consolidated Balance Sheets

(in thousands)(unaudited)

	As of December 31 2006	As of September 30 2006	As of December 31 2005
Assets:
Cash and due from banks	$2,817,519	$1,461,132	$2,022,175
Federal funds sold and resale agreements	1,099,156	3,340,809	1,305,537
Interest-bearing deposits at other banks	743,821	797,708	743,555

Cash and cash equivalents	4,660,496	5,599,649	4,071,267
Securities available for sale	15,688,770	13,960,709	14,350,249
Mortgage loans held for sale	10,435,295	311,169	197,444
Loans held for investment	96,512,139	63,612,169	59,847,681
Less: Allowance for loan losses	(2,180,000)	(1,840,000)	(1,790,000)

Net loans	94,332,139	61,772,169	58,057,681
Accounts receivable from securitizations	4,589,235	5,617,113	4,904,547
Premises and equipment, net	2,203,280	1,532,006	1,191,406
Interest receivable	816,426	529,104	563,542
Goodwill	13,635,435	3,964,177	3,906,399
Other	3,634,661	1,620,650	1,458,876

Total assets	$149,995,737	$94,906,746	$88,701,411

Liabilities:
Non-interest-bearing deposits	$11,648,070	$4,145,173	$4,841,171
Interest-bearing deposits	74,122,822	43,467,977	43,092,096
Senior and subordinated notes	9,725,470	8,701,794	6,743,979
Other borrowings	24,257,007	17,619,817	15,534,161
Interest payable	574,763	387,000	371,681
Other	4,432,399	3,908,008	3,989,409

Total liabilities	124,760,531	78,229,769	74,572,497
Stockholders’ Equity:
Common stock	4,122	3,065	3,028
Paid-in capital, net	15,333,137	7,237,785	6,848,544
Retained earnings and cumulative other comprehensive income	10,026,364	9,551,504	7,384,144
Less: Treasury stock, at cost	(128,417)	(115,377)	(106,802)

Total stockholders’ equity	25,235,206	16,676,977	14,128,914

Total liabilities and stockholders’ equity	$149,995,737	$94,906,746	$88,701,411

CAPITAL ONE FINANCIAL CORPORATION

Consolidated Statements of Income

(in thousands, except per share data)(unaudited)

	Three Months Ended			Year Ended
	December 31 2006	September 30 2006 (1)	December 31 2005 (1)	December 31 2006	December 31 2005 (1)
Interest Income:
Loans held for investment, including past-due fees	$2,002,111	$1,814,803	$1,408,545	$7,046,473	$5,010,839
Securities available for sale	186,480	160,198	119,189	679,582	388,576
Mortgage loans held for sale	55,896	6,354	8,799	71,063	8,799
Other	108,932	83,716	97,565	397,111	318,667

Total interest income	2,353,419	2,065,071	1,634,098	8,194,229	5,726,881
Interest Expense:
Deposits	552,385	442,571	344,063	1,814,797	1,173,137
Senior and subordinated notes	136,282	96,300	103,836	411,643	421,218
Other borrowings	263,596	231,685	149,200	868,159	452,284

Total interest expense	952,263	770,556	597,099	3,094,599	2,046,639

Net interest income	1,401,156	1,294,515	1,036,999	5,099,630	3,680,242
Provision for loan losses	513,157	430,566	565,674	1,476,438	1,491,072

Net interest income after provision for loan losses	887,999	863,949	471,325	3,623,192	2,189,170
Non-Interest Income:
Servicing and securitizations	959,436	1,071,091	1,021,415	4,209,637	3,945,183
Service charges and other customer-related fees	462,086	459,125	376,223	1,770,340	1,493,690
Mortgage banking operations	54,232	45,775	118,255	173,320	142,894
Interchange	147,571	150,474	133,234	549,074	514,196
Other	43,858	34,920	16,387	294,361	262,142

Total non-interest income	1,667,183	1,761,385	1,665,514	6,996,732	6,358,105

Non-Interest Expense:
Salaries and associate benefits	632,355	554,504	459,788	2,239,468	1,749,738
Marketing	395,671	368,498	447,437	1,444,635	1,379,938
Communications and data processing	188,481	183,020	154,936	713,439	580,992
Supplies and equipment	137,843	111,625	98,761	460,680	355,734
Occupancy	66,425	49,710	54,554	218,265	152,090
Other	565,413	459,272	473,710	1,890,706	1,499,781

Total non-interest expense	1,986,188	1,726,629	1,689,186	6,967,193	5,718,273

Income before income taxes	568,994	898,705	447,653	3,652,731	2,829,002
Income taxes	178,266	310,866	167,335	1,238,238	1,019,855

Net income	$390,728	$587,839	$280,318	$2,414,493	$1,809,147

Basic earnings per share	$1.16	$1.95	$1.01	$7.80	$6.98

Diluted earnings per share	$1.14	$1.89	$0.97	$7.62	$6.73

Dividends paid per share	$0.03	$0.03	$0.03	$0.11	$0.11

(1)	Certain prior period amounts have been reclassified to conform to the current period presentation.

CAPITAL ONE FINANCIAL CORPORATION

Statements of Average Balances, Income and Expense, Yields and Rates

(dollars in thousands)(unaudited)

	Quarter Ended 12/31/06			Quarter Ended 9/30/06 (1)			Quarter Ended 12/31/05 (1)
Reported	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Earning assets:
Mortgage loans held for sale	$3,480,664	$55,896	6.42%	$294,574	$6,354	8.63%	$156,376	$8,799	22.51%
Loans held for investment	74,737,753	2,002,111	10.72%	62,428,789	1,814,803	11.63%	48,700,689	1,408,545	11.57%
Securities available for sale	15,248,950	186,480	4.89%	14,587,307	160,198	4.39%	11,683,013	119,189	4.08%
Other	5,948,537	108,932	7.32%	4,000,827	83,716	8.37%	6,240,217	97,565	6.25%

Total earning assets	$99,415,904	$2,353,419	9.47%	$81,311,497	$2,065,071	10.16%	$66,780,295	$1,634,098	9.79%

Interest-bearing liabilities:
Interest-bearing deposits
NOW accounts	2,094,623	$14,546	2.78%	$619,460	$4,816	3.11%	$253,473	$1,293	2.04%
Money market deposit accounts	15,762,255	149,831	3.80%	11,237,206	103,073	3.67%	6,871,855	51,037	2.97%
Savings accounts	5,425,790	31,386	2.31%	3,911,765	28,604	2.92%	1,621,793	9,079	2.24%
Other Consumer Time Deposits	16,656,731	190,489	4.57%	14,325,784	153,881	4.30%	12,973,630	135,914	4.19%
Public Fund CD’s of $100,000 or more	1,281,768	16,636	5.19%	1,022,465	13,046	5.10%	494,702	4,823	3.90%
CD’s of $100,000 or more	8,682,658	101,535	4.68%	8,302,487	95,229	4.59%	9,595,516	106,145	4.42%
Foreign time deposits	3,831,401	47,962	5.01%	3,564,708	43,922	4.93%	2,926,965	35,772	4.89%

Total Interest-bearing deposits	$53,735,226	$552,385	4.11%	$42,983,875	$442,571	4.12%	$34,737,934	$344,063	3.96%
Senior and subordinated notes	9,034,696	136,282	6.03%	6,544,768	96,300	5.89%	6,707,285	103,836	6.19%
Other borrowings	20,555,748	263,596	5.13%	18,010,737	231,685	5.15%	13,703,303	149,200	4.36%

Total interest-bearing liabilities	$83,325,670	$952,263	4.57%	$67,539,380	$770,556	4.56%	$55,148,522	$597,099	4.33%

Net interest spread			4.90%			5.64%			5.46%

Interest income to average earning assets			9.47%			10.16%			9.79%
Interest expense to average earning assets			3.83%			3.79%			3.58%

Net interest margin			5.64%			6.37%			6.21%

(1)	Prior quarter data has been updated to reclass for Mortgage Loans Held for Sale.

CAPITAL ONE FINANCIAL CORPORATION

Statements of Average Balances, Income and Expense, Yields and Rates

(dollars in thousands)(unaudited)

	Quarter Ended 12/31/06			Quarter Ended 9/30/06 (2)			Quarter Ended 12/31/05 (2)
Managed (1)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Earning assets:
Mortgage loans held for sale	$3,480,664	$55,896	6.42%	$294,574	$6,354	8.63%	$156,376	$8,799	22.51%
Loans held for investment	123,901,960	3,640,588	11.75%	110,512,266	3,401,130	12.31%	94,241,240	3,001,361	12.74%
Securities available for sale	15,248,950	186,480	4.89%	14,587,307	160,198	4.39%	11,683,013	119,189	4.08%
Other	4,048,779	48,089	4.75%	2,221,427	28,192	5.08%	4,171,939	46,611	4.47%

Total earning assets	$146,680,353	$3,931,053	10.72%	$127,615,574	$3,595,874	11.27%	$110,252,568	$3,175,960	11.52%

Interest-bearing liabilities:
Interest-bearing deposits
NOW accounts	$2,094,623	$14,546	2.78%	$619,460	$4,816	3.11%	$253,473	$1,293	2.04%
Money market deposit accounts	15,762,255	149,831	3.80%	11,237,206	103,073	3.67%	6,871,855	51,037	2.97%
Savings accounts	5,425,790	31,386	2.31%	3,911,765	28,604	2.92%	1,621,793	9,079	2.24%
Other Consumer Time Deposits	16,656,731	190,489	4.57%	14,325,784	153,881	4.30%	12,973,630	135,914	4.19%
Public Fund CD’s of $100,000 or more	1,281,768	16,636	5.19%	1,022,465	13,046	5.10%	494,702	4,823	3.90%
CD’s of $100,000 or more	8,682,658	101,535	4.68%	8,302,487	95,229	4.59%	9,595,516	106,145	4.42%
Foreign time deposits	3,831,401	47,962	5.01%	3,564,708	43,922	4.93%	2,926,965	35,772	4.89%

Total Interest-bearing deposits	$53,735,226	$552,385	4.11%	$42,983,875	$442,571	4.12%	$34,737,934	$344,063	3.96%
Senior and subordinated notes	9,034,696	136,282	6.03%	6,544,768	96,300	5.89%	6,707,285	103,836	6.19%
Other borrowings	20,555,748	263,609	5.13%	18,010,737	231,672	5.15%	13,703,303	149,200	4.36%
Securitization liability	48,603,831	631,521	5.20%	47,648,021	607,510	5.10%	45,085,090	503,665	4.47%

Total interest-bearing liabilities	$131,929,501	$1,583,797	4.80%	$115,187,401	$1,378,053	4.79%	$100,233,612	$1,100,764	4.39%

Net interest spread			5.92%			6.49%			7.13%

Interest income to average earning assets			10.72%			11.27%			11.52%
Interest expense to average earning assets			4.32%			4.32%			3.99%

Net interest margin			6.40%			6.95%			7.53%

(1)	The information in this table reflects the adjustment to add back the effect of securitized loans.
(2)	Prior quarter data has been updated to reclass for Mortgage Loans Held for Sale.

1680 Capital One Drive, McLean, VA 22102-3491

NEWS RELEASE

FOR IMMEDIATE RELEASE: January 18, 2007

Contacts:	Investor Relations	Media Relations
	Mike Rowen	Tatiana Stead	Julie Rakes
	703-720-2455	703-720-2352	804-284-5800

Capital One Reports Earnings per Share Growth of 13 Percent for 2006

Company provides earnings guidance for 2007

McLean, Va. (January 18, 2007) -Capital One Financial Corporation (NYSE: COF) today announced earnings per share (diluted) for 2006 of $7.62. Additionally, the company provided earnings guidance for 2007 of between $7.40 and $7.80 per share (diluted).

Earnings for the fourth quarter of 2006 were $390.7 million, or $1.14 per share (diluted), compared with $280.3 million, or $.97 per share (diluted), for the fourth quarter of 2005, and $587.8 million, or $1.89 per share (diluted), for the third quarter of 2006.

Full year results include a $0.32 per share (diluted) negative impact from the acquisition of North Fork Bancorporation, which was completed on December 1, 2006. Full year results also include a $.07 per share (diluted) negative impact from losses on the sale of securities in the fourth quarter of 2006 as part of the rebalancing of a portion of the company’s investment portfolio.

The company’s 2007 earnings estimates include expectations for a continued challenging interest rate environment and cyclical pressures in the mortgage industry, a return to more normal charge-off levels in its US unsecured national lending businesses, and the repurchase of $2.25 billion of the company’s shares beginning in the second quarter of 2007. Additionally, the 2007 earnings estimates include $430.0 million (after-tax) of financing costs, restructuring charges, and purchase accounting impacts resulting from the acquisition of North Fork. While the company still expects to achieve the target level of $275.0 million (pre-tax) of synergies in connection with the North Fork integration, it expects these synergies will be realized partially in 2007 and more significantly late in 2008 as a result of the challenging interest rate environment and the timeline for conversion to a single deposit platform and brand.

“Despite cyclical pressures in banking and the mortgage industry, the acquisitions of North Fork and Hibernia position us to drive growth, generate capital, and deliver sustainable and attractive shareholder returns well into the future,” said Richard D. Fairbank, Capital One’s Chairman and

-more-

Capital One Reports Fourth Quarter Earnings

Chief Executive Officer. “Our focus now is on sure-footed execution as we integrate these proven banking franchises and build the infrastructure to win long-term.”

Managed loans held for investment at December 31, 2006 were $146.2 billion, up $40.6 billion, or 38 percent, from December 31, 2005. Excluding the impact of $31.7 billion of loans acquired through North Fork, managed loans grew 8.4 percent in 2006, in line with expectations. Growth in the fourth quarter of 2006, excluding the impact of North Fork, was $2.2 billion, spread broadly across all of its North American businesses.

The managed charge-off rate for the company decreased to 2.99 percent in the fourth quarter of 2006 from 4.53 percent in the fourth quarter of 2005, but rose from 2.92 percent in the previous quarter. The company increased its allowance for loan losses by $114.1 million in the fourth quarter of 2006, excluding the addition of allowance from the acquisition of North Fork. This increase was driven primarily by the expectation of continued normalization of charge-offs in the company’s US unsecured national lending businesses. The managed delinquency rate (30+ days) decreased to 3.02 percent as of December 31, 2006 driven largely by the addition of North Fork loans to the portfolio. The delinquency rate decreased from 3.24 percent as of the end of December 31, 2005 and decreased from 3.29 percent as of September 30, 2006. Without the addition of the North Fork loans, the charge-off and delinquency rates would have increased in the fourth quarter of 2006 to 3.25 percent and 3.68 percent, respectively.

Fourth quarter marketing expenses decreased $51.7 million to $395.7 million from $447.4 million in the fourth quarter of 2005, but increased $27.2 million from the third quarter of 2006 expense of $368.5 million. Marketing expenses for 2006 were $1.4 billion, up $64.7 million, or five percent, over 2005.

Annualized operating expenses as a percentage of average managed loans decreased to 5.13 percent in the fourth quarter of 2006 from 5.27 percent in the fourth quarter of 2005, but increased from 4.92 percent in the previous quarter driven by the inclusion of North Fork, infrastructure investments, and branch expansion. This quarter’s results also include resolution of certain federal and state tax issues resulting in a $28.8 million reduction of tax expense.

Capital One’s managed revenue margin decreased to 9.69 percent in the fourth quarter of 2006 from 12.04 percent in the fourth quarter of 2005 and decreased from 10.95 percent in the previous quarter driven largely by in the inclusion of North Fork, seasonality, and one time impacts due to the company’s system conversion in the fourth quarter of 2006. Return on

Capital One Reports Fourth Quarter Earnings

managed assets for 2006 was 1.69 percent. Excluding the impact of the North Fork acquisition, return on managed assets was 1.77 percent for 2006 as compared to 1.72 percent in 2005.

“Strong underlying business performance enabled Capital One to deliver 13 percent earnings per share growth in 2006 while achieving a number of significant milestones including the successful integration of Hibernia, the acquisition of North Fork, and a significant upgrade of our systems infrastructure,” said Gary L. Perlin, Capital One’s Chief Financial Officer. “We enter 2007 with a more diversified and resilient balance sheet.”

Segment results

The US Card segment’s net income for 2006 was $1.8 billion, up $214.0 million, or 13.3 percent, from $1.6 billion in 2005. US Card reported net income for the fourth quarter of 2006 of $337.2 million, compared with $237.0 million in the fourth quarter of 2005, and $461.6 million in the third quarter of 2006. The business continues to deliver strong profits driven by solid credit and growth in managed loans. Managed loans at December 31, 2006 were $53.6 billion, up $4.2 billion or 8.4 percent, from December 31, 2005, and up $2.5 billion, or 4.9 percent from the prior quarter. The managed charge-off rate decreased to 3.82 percent in the fourth quarter of 2006 from 5.70 percent in the fourth quarter of 2005 but increased from 3.39 percent in the previous quarter due to expected seasonality and normalization of credit.

Results in the Global Financial Services segment continue to reflect strong performance in its North American businesses offset by ongoing challenges in the UK. The segment’s net income for 2006 was $274.0 million, up $88.0 million, or 47.3 percent, from $186.0 million in 2005. Net income in the fourth quarter of 2006 was $2.1 million, compared with $7.1 million in the fourth quarter of 2005, and $107.2 million in the third quarter of 2006. Managed loans at December 31, 2006 were $27.0 billion, up $3.6 billion, or 15.4 percent, from the prior year’s fourth quarter, and up $.4 billion, or 1.4 percent, from the third quarter of 2006. The managed charge-off rate decreased to 3.89 percent in the fourth quarter of 2006 from 4.33 percent in the fourth quarter of 2005 driven largely by strong credit in its North American businesses. The managed charge-off rate increased in the fourth quarter from 3.70 percent in the previous quarter reflecting seasonality.

The Auto Finance segment reported a solid quarter as it continues to gain scale and grow originations by taking advantage of its multi-channel, full credit spectrum strategy. The Auto Finance segment’s net income for 2006 was $233.5 million, up $101.4 million, or 76.8 percent, from $132.1 million in 2005. Net

Capital One Reports Fourth Quarter Earnings

income in the fourth quarter of 2006 was $33.7 million, compared with $8.1 million in the fourth quarter of 2005, and $35.3 million in the third quarter of 2006. Managed loans at December 31, 2006 were $21.8 billion, up $5.4 billion, or 32.9 percent, from December 31, 2005, and up $.6 billion, or 2.8 percent from the prior quarter. The managed charge-off rate decreased to 2.85 percent in the fourth quarter of 2006 from 3.32 percent in the fourth quarter of 2005 because of a mix shift towards lower risk borrowers from the acquisition of Hibernia in 2005. The managed charge-off rate increased from 2.34 percent in the previous quarter primarily driven by seasonality.

The Banking segment delivered $45.7 million of net income in the fourth quarter of 2006, down $0.5 million, or 1.1 percent, from the third quarter of 2006. Decreases in revenue and increases in operating expenses where largely off-set by a $26.0 million reduction in provision expense due to favorable credit performance in loans impacted by 2005 Gulf Coast hurricanes. Total deposits at the end of the quarter were $35.3 billion, relatively flat as compared to $35.7 billion at the end of the third quarter of 2006. The company has opened a total of 39 de novo branches since the beginning of 2006. The integration of Hibernia is largely complete, and the company is on track to achieve the expected run-rate synergies of $135.0 million in 2007.

The company generates earnings from its managed loan portfolio, which includes both on-balance sheet loans and securitized (off-balance sheet) loans. For this reason, the company believes managed financial measures to be useful to stakeholders. In compliance with Regulation G of the Securities and Exchange Commission, the company is providing a numerical reconciliation of managed financial measures to comparable measures calculated on a reported basis using generally accepted accounting principles (GAAP). Please see the schedule titled “Reconciliation to GAAP Financial Measures” attached to this release for more information.

Forward looking statements

The company cautions that its current expectations in this release, in the presentation slides available on the company’s website and in its Form 8-K dated January 18, 2007 for 2007 earnings, the interest rate environment, charge-off rates, mortgage market trends, branch growth, integration costs and synergies, and the benefits of the business combination transaction involving Capital One and North Fork, including future financial and operating results, and the company’s plans, objectives, expectations and intentions are forward-looking statements and actual results could differ materially from current expectations due to a number of factors, including: the risk that the company’s acquired businesses will not be integrated successfully and that the cost savings and other synergies from such acquisitions may

Capital One Reports Fourth Quarter Earnings

not be fully realized; continued intense competition from numerous providers of products and services which compete with Capital One’s businesses; changes in our aggregate accounts and balances, and the growth rate and composition thereof; the success of the company’s marketing efforts; general economic conditions affecting interest rates and consumer income, spending, and savings which may affect consumer bankruptcies, defaults, charge-offs and deposit activity; and the company’s ability to execute on its strategic and operational plans. A discussion of these and other factors can be found in Capital One’s annual report and other reports filed with the Securities and Exchange Commission, including, but not limited to, Capital One’s report on Form 10-K for the fiscal year ended December 31, 2005.

About Capital One

Headquartered in McLean, Virginia, Capital One Financial Corporation (www.capitalone.com) is a financial holding company, with more than 700 locations in New York, New Jersey, Connecticut, Texas and Louisiana that offer a broad spectrum of financial products and services to consumers, small businesses and commercial clients. Its principal subsidiaries, Capital One Bank, Capital One, F.S.B., Capital One Auto Finance, Inc., Capital One, N.A., and North Fork Bank offer a broad spectrum of financial products and services to consumers, small businesses and commercial clients. Capital One’s subsidiaries collectively had $85.8 billion in deposits and $146.2 billion in managed loans outstanding as of December 31, 2006. Capital One, a Fortune 500 company, trades on the New York Stock Exchange under the symbol “COF” and is included in the S&P 100 index.

###

NOTE: Fourth quarter 2006 financial results, SEC Filings, and fourth quarter earnings conference call slides are accessible on Capital One’s home page (www.capitalone.com). Choose “Investors” on the bottom of the home page to view and download the earnings press release, slides, and other financial information. Additionally, a webcast of today’s 5:00 pm (ET) earnings conference call is accessible through the same link.